Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-193022, File No. 333-202863 and File No. 333-250111) and Form S-3 (File No. 333-230785) of Digital Turbine, Inc. of our report dated July 14, 2021 relating to the consolidated financial statements of AdColony Holding AS, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers AS

PricewaterhouseCoopers AS
Oslo, Norway
July 14, 2021